Exhibit 5
September 27, 2005
Rohm and Haas Company
100 Independence Mall West
Philadelphia, PA 19106-2399

RE:	Rohm and Haas Company Registration Statement on Form S-8 (333-40877) Rohm and Haas Company Non-Qualified Savings Plan
Ladies and Gentlemen:
We have acted as counsel to Rohm and Haas Company, a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to $25,000,000 in additional Deferred Compensation Obligations (the “Obligations”) of the Company under the Rohm and Haas Company Non-Qualified Savings Plan, which was terminated as of December 31, 2004.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Obligations, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be binding obligations of the Company.
The opinions expressed herein are limited to Delaware General Corporation Law.
We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

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